Exhibit 99.1 Press release issued by Louisiana-Pacific Corporation on February 11, 2015 regarding quarter and year ended December 31, 2014 results.

FOR RELEASE AT 8:00 AM (EST) WEDNESDAY, FEBRUARY 11, 2015

LP Reports Fourth Quarter and Year End 2014 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the fourth quarter and year ended December 31, 2014, which included the following:

•	Total sales for the fourth quarter of $454 million, 5 percent lower than the year ago quarter. Total sales for the year were $1.9 billion, 7 percent lower than the previous year.

•	Loss from continuing operations for the fourth quarter was $43 million ($0.30 per diluted share) and a loss of $73 million ($0.52 per diluted share) for the year.

•	Non-GAAP adjusted loss from continuing operations was $32 million ($0.23 per diluted share) for the fourth quarter and a loss of $60 million ($0.42 per diluted share) for the year.

•
Adjusted EBITDA from continuing operations for the fourth quarter was negative $17 million compared to positive $24 million in the fourth quarter of 2013. For the year, EBITDA from continuing operations was $44 million compared to $330 million the previous year.

•	Cash and cash equivalents were $533 million as of December 31, 2014.

“The fourth quarter was a tough quarter for LP as OSB prices drifted downward, log outages affected our siding production and EWP sales slowed as dealers aggressively managed their inventories at year-end,” said Curt Stevens, CEO.  “But, there are some positive signs that housing activity will improve including: increase in consumer confidence (lower energy prices); actions by the government to lower the cost and increase the availability of mortgages; lower mortgage rates; and a better outlook for jobs.”

FOURTH QUARTER RESULTS

For the quarter ended December 31, 2014, LP reported net sales of $454 million, down from $480 million in the fourth quarter of 2013. For the fourth quarter, the company reported an operating loss of $49 million as compared to $22 million in 2013.

For the fourth quarter of 2014, LP reported a loss from continuing operations of $43 million, or $0.30 per diluted share, compared to a loss of $19 million, or $0.14 per diluted share for the fourth quarter of 2013. Adjusted EBITDA from continuing operations for the fourth quarter of 2014 was negative $17 million compared to positive $24 million in the fourth quarter of 2013.

YEAR END RESULTS

For the year ended December 31, 2014, LP reported net sales of $1.9 billion compared to $2.1 billion in 2013. For the year ended 2014, the company reported an operating loss of $78 million compared to income of $203 million in 2013.

For 2014, LP reported a loss from continuing operations of $73 million, or $0.52 per diluted share, compared to income of $177 million, or $1.23 per diluted share, for 2013. Adjusted EBITDA from continuing operations for the year was $44 million compared to $330 million for 2013.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. LP is currently operating ten facilities and has indefinitely curtailed one other facility due to market conditions. The OSB segment reported net sales for the fourth quarter of 2014 of $203 million, down 12% compared to $230 million of net sales in the fourth quarter of 2013. For the fourth quarter of 2014, the OSB segment reported an operating loss of $29 million compared to income of $7 million in the fourth quarter of 2013. For the fourth quarter, adjusted EBITDA from continuing operations for this segment was negative $15 million compared to positive $23 million in the fourth quarter of 2013. For the fourth quarter of 2014 as compared to the fourth quarter of 2013, sales volumes decreased 1% and sales price decreased 12%. The decrease in selling price unfavorably impacted operating results and adjusted EBITDA from continuing operations by approximately $27 million for the quarter as compared to the fourth quarter of 2013.

For the full year, OSB reported sales of $855 million, down 20% from the prior year and had an operating loss of $53 million compared to income of $230 million in 2013. Adjusted EBITDA for 2014 was $4 million compared to $285 million in 2013. For the year, sales volumes increased 7% and sales prices decreased 26%. The decrease in selling price unfavorably impacted operating results and adjusted EBITDA from continuing operations by approximately $298 million for the year as compared to 2013.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished Canexel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $141 million in the fourth quarter of 2014, an increase of 2% from $138 million in the year-ago fourth quarter. For the fourth quarter of 2014, the Siding segment reported operating income of $14 million compared to $16 million in the year-ago quarter. For the fourth quarter, Siding reported $19 million in adjusted EBITDA from continuing operations, a decrease of $1 million as compared to the fourth quarter of 2013.

For the full year, Siding reported sales of $617 million, up 8% from the prior year and had operating income of $80 million compared to $86 million in 2013. Adjusted EBITDA for 2014 was $98 million compared to $103 million in 2013.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). EWP segment sales in the fourth quarter of 2014 totaled $66 million, down 3% from the year-ago quarter. Operating losses increased to $6 million for the fourth quarter of 2014 from $4 million in the fourth quarter of 2013. For the fourth quarter, the EWP segment showed a decrease of $4 million in adjusted EBITDA from continuing operations as compared to the same quarter of 2013.

For the full year, EWP reported sales of $281 million, up 12% from the prior year and operating losses of $14 million in both 2014 and 2013. Adjusted EBITDA for 2014 was breakeven as compared to a loss of $2 million in 2013.

SOUTH AMERICA

The South America segment is comprised of facilities in Chile and Brazil. The segment reported sales in the fourth quarter of 2014 of $36 million, down 12% from $41 million in the fourth quarter of 2013. Operating income was $3 million for the fourth quarter of 2014, a slight increase from the fourth quarter of 2013. For the fourth quarter, LP reported adjusted EBITDA from continuing operations in this segment of $5 million, an increase of $1 million as compared to the fourth quarter of 2013.

For the full year, South America reported sales of $150 million, down 12% from the prior year and operating income of $11 million compared to operating income of $20 million in 2013. Adjusted EBITDA for 2014 was $20 million compared to $31 million in 2013.

COMPANY OUTLOOK

“While housing starts were only up about 8 percent in 2014, the consensus forecast for 2015 and 2016 currently shows about a 20 percent increase in each of the next two years,” continued Stevens.  “And, there was a strong finish to the year with each month in the last quarter at an annual rate of more than 1 million starts plus single family starts in December at the highest level in six and a half years,” Stevens concluded.

About LP

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP's web site at www.lpcorp.com for additional information on the company as well as a reconciliation of non-GAAP results.
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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net sales	$453.5	$479.7	$1,934.8	$2,085.2

Income (loss) from operations	$(48.9)	$(22.0)	$(77.6)	$202.8

Income (loss) from continuing operations before taxes and equity in income of unconsolidated affiliates	$(55.5)	$(30.3)	$(105.0)	$206.6

Non-GAAP Adjusted income (loss) from continuing operations	$(32.1)	$(9.0)	$(59.7)	$129.3

Income (loss) from continuing operations	$(43.0)	$(19.2)	$(73.4)	$177.4

Net income (loss)	$(42.9)	$(20.4)	$(75.4)	$177.1

Net income (loss) per share - basic	$(0.30)	$(0.15)	$(0.53)	$1.27

Net income (loss) per share - fully diluted	$(0.30)	$(0.15)	$(0.53)	$1.23

Average shares of stock outstanding - basic	141.7	140.6	141.1	139.6

Average shares of stock outstanding - fully diluted	141.7	140.6	141.1	144.3

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS(UNAUDITED)

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net sales	$453.5	$479.7	$1,934.8	$2,085.2
Operating costs and expenses:
Cost of sales	430.9	415.3	1,757.8	1,636.9
Depreciation and amortization	23.3	26.3	100.7	91.3
Selling and administrative	40.8	46.6	149.5	150.2
Loss on sale or impairment of long-lived assets, net	1.0	0.6	(3.1)	0.2
Other operating credits and charges, net	6.4	12.9	7.5	3.8
Total operating costs and expenses	502.4	501.7	2,012.4	1,882.4
Income (loss) from operations	(48.9)	(22.0)	(77.6)	202.8
Non-operating income (expense):
Interest expense, net of capitalized interest	(6.4)	(8.0)	(29.8)	(36.0)
Investment income	1.1	2.0	5.5	10.3
Other non-operating items	(1.3)	(2.3)	(3.1)	29.5
Total non-operating income (expense)	(6.6)	(8.3)	(27.4)	3.8
Income (loss) from continuing operations before taxes and equity in income of unconsolidated affiliates	(55.5)	(30.3)	(105.0)	206.6
Provision (benefit) for income taxes	(11.3)	(10.5)	(27.2)	41.1
Equity in income of unconsolidated affiliates	(1.2)	(0.6)	(4.4)	(11.9)
Income (loss) from continuing operations	(43.0)	(19.2)	(73.4)	177.4

Loss from discontinued operations before taxes	0.2	(1.9)	(3.0)	(0.4)
Benefit for income taxes	0.1	(0.7)	(1.0)	(0.1)
Loss from discontinued operations	0.1	(1.2)	(2.0)	(0.3)
Net income (loss)	(42.9)	(20.4)	(75.4)	177.1

Income (loss) per share of common stock (basic):
Income (loss) from continuing operations	$(0.30)	$(0.14)	$(0.52)	$1.27
Loss from discontinued operations	—	(0.01)	(0.01)	—
Net income (loss) per share	$(0.30)	$(0.15)	$(0.53)	$1.27

Income (loss) per share of common stock (diluted):
Income (loss) from continuing operations	$(0.30)	$(0.14)	$(0.52)	$1.23
Loss from discontinued operations	—	(0.01)	(0.01)	—
Net income (loss) per share	$(0.30)	$(0.15)	$(0.53)	$1.23

Average shares of stock outstanding - basic	141.7	140.6	141.1	139.6
Average shares of stock outstanding - diluted	141.7	140.6	141.1	144.3

CONSOLIDATED BALANCE SHEET
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$532.7	$656.8
Receivables, net	108.4	78.1
Inventories	229.8	224.4
Prepaid expenses and other current assets	25.0	7.7
Deferred income taxes	45.1	50.9
Assets held for sale	9.3	16.3
Total current assets	950.3	1,034.2

Timber and timberlands	67.1	71.6

Property, plant and equipment, at cost	2,315.1	2,294.6
Accumulated depreciation	(1,464.4)	(1,407.8)
Net property, plant and equipment	850.7	886.8

Goodwill	9.7	9.7
Notes receivable from asset sales	432.2	432.2
Investments in and advances to affiliates	5.0	3.2
Deferred debt costs	5.6	6.8
Long-term investments	4.6	3.7
Restricted cash	10.4	11.3
Other assets	17.3	33.8
Long-term deferred tax asset	0.6	—
Total assets	$2,353.5	$2,493.3

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2.4	$2.3
Accounts payable and accrued liabilities	168.3	161.9
Current portion of contingency reserves	2.0	2.0
Total current liabilities	172.7	166.2

Long-term debt, excluding current portion	759.5	762.7
Deferred income taxes	139.5	188.7
Contingency reserves, excluding current portion	12.2	13.3
Other long-term liabilities	153.8	136.1

Stockholders’ equity:
Common stock	152.8	152.0
Additional paid-in capital	507.0	508.0
Retained earnings	812.3	887.7
Treasury stock	(225.0)	(232.2)
Accumulated comprehensive loss	(131.3)	(89.2)
Total stockholders’ equity	1,115.8	1,226.3
Total liabilities and stockholders’ equity	$2,353.5	$2,493.3

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(42.9)	$(20.4)	$(75.4)	$177.1
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	23.3	26.3	100.7	91.3
Income from unconsolidated affiliates	(1.2)	(0.6)	(4.4)	(11.9)
Other operating credits and charges, net	7.9	12.9	9.0	3.8
Gain from acquisition	—	—	—	(35.9)
Gain on sale of discontinued operations	—	—	—	(1.7)
Gain on sale of joint venture	—	(1.2)	—	(1.2)
Payment of long-term deposit	—	—	—	(17.1)
Loss on sale or impairment of long-lived assets	1.0	0.6	(3.1)	0.2
Early debt extinguishment	—	1.5	—	2.3
Stock-based compensation expense	2.5	2.2	9.4	8.8
Exchange (gain) loss on remeasurement	(1.4)	(2.4)	(2.5)	(2.9)
Cash settlement of contingencies	(0.4)	—	(1.6)	(0.4)
Cash settlement of warranties, net of accruals	(3.0)	(1.9)	(7.9)	(9.6)
Pension expense, net	0.6	3.8	(3.2)	6.3
Non-cash interest expense, net	0.4	(1.0)	1.7	0.8
Other adjustments, net	—	(1.6)	0.4	(0.4)
Changes in assets and liabilities, net of acquisition:
(Increase) decrease in receivables	33.3	30.3	(34.1)	4.5
Increase in inventories	(13.5)	(5.4)	(9.2)	(17.7)
(Increase) decrease in prepaid expenses	1.4	2.4	(0.4)	(1.9)
Increase (decrease) in accounts payable and accrued liabilities	(25.9)	(13.6)	(7.8)	12.4
Increase (decrease) in deferred income taxes	(4.7)	(12.2)	(24.5)	35.7
Net cash provided by operating activities	(22.6)	19.7	(52.9)	242.5
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(25.3)	(32.3)	(80.1)	(75.6)
Proceeds from sales of assets	0.4	—	13.2	16.7
Acquisitions, net of cash	—	—	—	(67.4)
Proceeds from (investments and advances) to joint ventures	2.6	—	2.6	13.9
Proceeds from sale of joint venture	—	2.9	—	2.9
Receipt of proceeds from notes receivable	—	—	—	91.4
(Increase) decrease in restricted cash under letters of credit/credit facility	(0.1)	—	0.8	0.7
Net cash provided by (used in) investing activities	(22.4)	(29.4)	(63.5)	(17.4)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long term debt	(0.1)	(0.1)	(2.3)	(113.2)
Taxes paid related to net share settlement of equity awards	—	(0.1)	(1.5)	(12.1)
Payment of debt issuance fees	—	(1.2)	—	(1.2)
Sale of common stock under equity plans	(0.1)	0.2	(0.1)	0.1
Net cash provided by (used in) financing activities	(0.2)	(1.2)	(3.9)	(126.4)
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(2.0)	(1.8)	(3.8)	(2.8)
Net increase (decrease) in cash and cash equivalents	(47.2)	(12.7)	(124.1)	95.9
Cash and cash equivalents at beginning of period	579.9	669.5	656.8	560.9
Cash and cash equivalents at end of period	$532.7	$656.8	$532.7	$656.8

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
Dollar amounts in millions	2014	2013	2014	2013
Net sales:
OSB	$203.2	$229.8	$855.2	$1,068.1
Siding	140.9	138.3	617.3	573.8
Engineered Wood Products	65.6	67.4	281.0	250.4
South America	35.9	40.6	150.4	171.5
Other	7.9	7.2	32.8	30.6
Intersegment sales	—	(3.6)	(1.9)	(9.2)
	$453.5	$479.7	$1,934.8	$2,085.2
Operating profit (loss):
OSB	$(28.8)	$6.6	$(52.6)	$230.3
Siding	13.9	15.5	79.8	85.8
Engineered Wood Products	(5.5)	(3.6)	(14.0)	(14.6)
South America	2.8	2.1	11.3	20.0
Other	0.8	(0.4)	(3.5)	(6.1)
Other operating credits and charges, net	(6.4)	(12.9)	(7.5)	(3.8)
Loss on sale or impairment of long-lived assets	(1.0)	(0.6)	3.1	(0.2)
General corporate and other expenses, net	(23.5)	(28.1)	(89.8)	(96.7)
Other non-operating income (expense)	(1.3)	(2.3)	(3.1)	29.5
Investment income	1.1	2.0	5.5	10.3
Interest expense, net of capitalized interest	(6.4)	(8.0)	(29.8)	(36.0)
Income (loss) from continuing operations before taxes	(54.3)	(29.7)	(100.6)	218.5
Provision (benefit) for income taxes	(11.3)	(10.5)	(27.2)	41.1
Income (loss) from continuing operations	$(43.0)	$(19.2)	$(73.4)	$177.4

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES (1)
The following table sets forth production volumes for the quarter and year ended December 31, 2014 and 2013.

	Quarter Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Oriented strand board, million square feet 3/8" basis(1)	1,022	1,039	4,195	3,927
Oriented strand board, million square feet 3/8" basis (produced by wood-based siding mills)	—	43	44	169
Wood-based siding, million square feet 3/8" basis	268	243	1,103	1,011
Engineered I-Joist, million lineal feet(1)	16	18	76	74
Laminated veneer lumber (LVL), thousand cubic feet(1) and laminated strand lumber (LSL), thousand cubic feet	2,004	1,945	9,015	7,783

(1) Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.